Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 1 to Form S-4 Registration Statement No. 333-276525 of our report dated July 7, 2023 (January 16, 2024, as to Notes 1, 6, 11, and 17), relating to the financial statements of Revelyst, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Salt Lake City, Utah

March 4, 2024